                                                                EXHIBIT 10.231.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                                                                February 9, 2005

Richard Garcia
1760 SW 129th Terrace
Miramar, Florida 33027

Dear Richard:

     Reference is made to the Amended and Restated Employment Agreement effective as of January 1, 2004 (the "Agreement") by and between Paxson Communications Management Company, Inc. ("Paxson") and Richard Garcia ("Employee"). Capitalized terms used and not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

     Section 3.02(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

          "Commencing on the date which is six (6) months and one (1) day after the termination date and continuing in effect for a period equal to the number of Severance Months specified in Schedule I hereto, Employee will receive the Employee's Base Salary as in effect on the date of termination;"

     All other terms and conditions of the Agreement remain the same. If the foregoing correctly sets forth your understanding of our intentions with respect to the matters set forth above, please indicate by executing a copy of this amendment as provided below and returning the same to us.

                                        Paxson Communications Management
                                        Company, Inc.


                                        By /s/ Lowell W. Paxson
                                           -------------------------------------
                                           Name: Lowell W. Paxson
                                           Title: Chairman and Chief
                                                  Executive Officer


Accepted and Agreed as of this
11th day of February, 2005:


/s/ Richard Garcia
-------------------------------------
    Richard Garcia